EXHIBIT 99.1

Wilshire Enterprises, Inc. Announces Move to OTC Bulletin Board and Symbol Change

NEWARK, N.J., January 27, 2010 –Wilshire Enterprises, Inc. (“Wilshire” or the “Company”) announced that effective today the Company’s common stock will be quoted on the OTC Bulletin Board under the symbol WLSE.OB.  The Company’s common stock ceased trading on the NYSE Amex, LLC following the close of market on January 26, 2010.

About Wilshire Enterprises
Wilshire is engaged primarily in the ownership and management of real estate investments in Arizona, Texas and New Jersey.  Wilshire's portfolio of properties includes five rental apartment properties with 950 units, 10 condominium units, two office buildings and a retail/office center with approximately 200,000 square feet of office and retail space, and slightly more than 19 acres of land.

FORWARD-LOOKING STATEMENTS
All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by Wilshire with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements. Wilshire Enterprises, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Company Contact:	Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact:	Neil Berkman, Berkman Associates, 310-826-5051